UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2005

Pegasystems Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-11859	04-2787865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-374-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2005, the Compensation Committee of the Board of Directors of Pegasystems Inc. (the "Company") approved the 2006 Section 16 Officers Corporate Incentive Compensation Plan (the "Incentive Plan"), along with the incentive bonus targets and increases in base salaries for the Company’s executive officers. The Incentive Plan period runs from January 1, 2006 to December 31, 2006. The target bonus for each of the Company's Section 16 Officers (the "Executive Officers"), which is a percentage of base salary (ranging from 40% to 100%), was determined by the Compensation Committee based on the salary level and position of each such Executive Officer within the Company and based on benchmarking against companies of similar size or in the Company’s industry.

For each Executive Officer, the level of attainment of the target bonus is measured entirely against corporate performance. Corporate performance is measured based on two factors: (1) the extent to which the Company achieves the corporate financial goals approved by the Board of Directors in connection with setting the 2006 annual budget (70%); and (2) the qualitative strategic goals approved by the Board of Directors in connection with the Company’s long term strategic business plan (30%). For purposes of the Incentive Plan, the Company’s financial and strategic performance will be measured at year end.

The Incentive Plan bonus formula allows for 100% payment when 100% of the target is met. No bonus is paid if less than 70% of the target is met. Between 70% and 100% attainment of the performance targets, payment is made at the actual level of attainment. If the performance target is exceeded, for every 1% above the target, 2% is added to the bonus payment, up to a maximum of 200% of the incentive bonus target. The foregoing summary description of the Incentive Plan is qualified in its entirety by reference to Exhibit 99.1 to this Current Report on Form 8-K.

The 2006 base salaries and individual target bonuses for Company’s Executive Officers are attached as Exhibit 99.2 to this Current Report on Form 8-K. Additional information regarding compensation of the Executive Officers can be found in the Company’s proxy statements mailed to stockholders in connection with the Company’s Annual Meetings of Stockholders.

In addition, on December 8, 2005, the Compensation Committee approved the grant of options to purchase shares of the Company’s common stock to three of the Company’s Executive Officers. These grants are fully vested as of the date of grant and have an exercise price of $8.67, representing a 20% premium to the fair market value of the Company’s common stock on the date of grant, measured as the average of the high and low trading prices of the common stock on such date. Mr. Sullivan received an option to purchase 35,000 shares, and Messrs. Kra and Pyle each received options to purchase 20,000 shares. Each of these grants was made pursuant to a Notice of Grant of Stock Options and Option Agreement in the form filed as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 2006 Section 16 Officers Corporate Incentive Compensation Plan.

Exhibit 99.2 2006 Section 16 Officers Base Salaries and Target Bonus Percentages.

Exhibit 99.3 Form of Employee Stock Option Agreement, with Immediate Vesting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

December 14, 2005	By:	/s/ Shawn S. Hoyt

Name: Shawn S. Hoyt
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	2006 Section 16 Officers Corporate Incentive Compensation Plan
99.2	2006 Section 16 Officers Base Compensation and Target Bonus Percentages
99.3	Form of Employee Stock Option Agreement, with Immediate Vesting